Exhibit 99.(s)

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Nathan D. Leight and Guy M. Barudin with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Director and/or officer of the REIT Exchange Fund (the “Fund”), a registration statement on Form N-2 relating to shares of the Fund’s common stock and any and all amendments or supplements thereto (including post-effective amendments thereto and prospectus supplements), and all other documents in connection therewith, including, without limitation, any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, (the “Securities Act”) to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 9th day of April, 2013.

/s/ Nathan D. Leight	Chairman, Chief Executive Officer and Director
Nathan D. Leight

/s/ Guy M. Barudin	Principal Financial Officer
Guy M. Barudin

/s/ Stephen H. Bittel	Director
Stephen H. Bittel

/s/ Arnold E. Brier	Director
Arnold E. Brier

/s/ Suzanne N. Cunningham	Director
Suzanne N. Cunningham

/s/ Jonathan H. Kagan	Director
Jonathan H. Kagan

/s/ Sandor Valner	Director
Sandor Valner

/s/ Philip R. Weingold	Director
Philip R. Weingold